Altus Power, Inc. Announces Third Quarter 2022 Financial Results

Third Quarter 2022 Financial Highlights

•Revenues of $30.4 million during third quarter 2022, an increase of 51% over third quarter 2021
•GAAP net loss of $96.6 million, as compared to third quarter 2021 net loss of $1.3 million driven by a $102.0 million non-cash loss from fair value remeasurement of both warrants and alignment shares
•Adjusted EBITDA* of $19.4 million, an increase of 66% over third quarter 2021
•Adjusted EBITDA margin* of 64%
•Ending unrestricted cash balance of $290.9 million

Recent Business Highlights

•Increased portfolio by approximately 100 MW since second quarter including 88 MW acquired from D.E. Shaw Renewable Investments (DESRI)
•Operating portfolio now serving customers across 22 states
•Obtained commitments for revolving credit facility of up to $200 million
•Completed redemption of all outstanding public and private warrants
•Generated 139 thousand megawatt hours of clean, locally sited electricity during third quarter
•Avoided over 300,000 metric tons of CO2 equivalent over the last twelve months when compared to utility power1

STAMFORD, CT, November 14, 2022 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), a premier commercial-scale clean electrification company, today announced its financial results for the third quarter of 2022.
“We are thrilled to be reporting our best quarter ever in terms of revenue and adjusted EBITDA. During the third quarter we took steps to significantly expand our operating portfolio of commercial-scale solar assets, which contribute to our profitable growth," commented Gregg Felton, Co-CEO of Altus Power. "We are pleased to welcome all of these new long-term customers to Altus Power and look forward to expanding our relationships."
"This quarter's performance illustrates our determination to grow profitably in a challenging market environment," added Lars Norell, Co-CEO of Altus Power. "Our construction team is working in close collaboration with CBRE Project Management to move additional assets into construction throughout the United States.”
Third Quarter Financial Results
Operating revenues during the third quarter of 2022 totaled $30.4 million, compared to $20.1 million during the same period of 2021, an increase of 51%. The increase reflects the growth of megawatts installed over the past twelve months. Third quarter 2022 GAAP net loss totaled $96.6 million, compared to net loss of $1.3 million for the same period last year. The increase in net loss during the quarter was driven by the $102.0 million loss from remeasurement of both warrants and alignment shares. This remeasurement is non-cash and is driven by the appreciation of Altus Power common share price between June 30, 2022, and September 30, 2022. Both the warrants and alignment shares are revalued quarterly according to our share price at the end of each quarter.
Adjusted EBITDA* during the third quarter of 2022 was $19.4 million, compared to $11.7 million for the third quarter of 2021, a 66% increase. The quarter over quarter growth in adjusted EBITDA* is primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses. Adjusted EBITDA margin* during the third quarter of 2022 was 64%.
Closing of DESRI Portfolios
Altus Power announced today that the company has closed on the purchase of approximately 88 MWs of operating solar assets from D.E. Shaw Renewable Investments, L.L.C. (DESRI) which were previously under definitive agreements as announced on September 27, 2022.

1 Conversion from megawatt hours according to EPA AVERT Calculator

Balance Sheet and Liquidity
Altus Power ended the third quarter of 2022 with $290.9 million in unrestricted cash and cash equivalents, and $545.0 million of total debt. The Company expects to fund its operations using available cash, additional borrowings under its debt facilities and third-party tax equity financing.
New Revolving Credit Facility
Today Altus Power announced it has obtained commitments with a syndicate of banks for up to $200 million revolving credit facility. This facility is expected to maximize the Company's financial flexibility and enhance its liquidity. We are currently in the process of definitive documentation and will update the market if and when completed.
Completed Warrant Redemption
As announced on October 20, 2022 the Company completed redemption of all of its outstanding public and private warrants in exchange for a total of 4,058,845 shares of Class A Common Stock and net cash proceeds of $83,061. In connection with the redemption, the Public Warrants ceased trading on the New York Stock Exchange on October 14, 2022 and were delisted. Please refer to the Companies press releases announcing the offering on September 15, 2022, completion of the offering on October 20, 2022 as well as our Warrant Holder redemption notice and Warrant Holder FAQ documents for additional information.
2022 Guidance
Altus Power's 2022 adjusted EBITDA* is expected to be near the low-end of its previous guidance. The primary driver for the revision to the company's adjusted EBITDA* outlook was the extended time to close its previously announced acquisition, which has now been completed. The Company's expectation for 2022 adjusted EBITDA margin* remains unchanged in the mid-50% range.
Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (7) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power's business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24th, 2022, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Conference Call Information

The Altus Power management team will host a conference call to discuss its third quarter 2022 financial results later this morning at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power's website at https://investors.altuspower.com/overview/default.aspx. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power's website as well.

About Altus Power, Inc.

Altus Power, based in Stamford, Connecticut, is a premier commercial-scale clean electrification company serving commercial, industrial, public sector and community solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contact for Investor or Media Inquiries:

Chris Shelton, Head of Investor Relations
InvestorRelations@altuspower.com

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues, net	$30,438	$20,138	$74,399	$50,222
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,488	3,849	12,842	10,005
General and administrative	6,560	4,630	19,502	12,073
Depreciation, amortization and accretion expense	7,134	5,309	20,819	14,167
Acquisition and entity formation costs	237	954	583	1,186
Loss (gain) on fair value remeasurement of contingent consideration, net	825	(350)	(146)	(2,400)
Gain on disposal of property, plant and equipment	(2,222)	—	(2,222)	—
Stock-based compensation	2,708	34	6,670	111
Total operating expenses	$19,730	$14,426	$58,048	$35,142
Operating income	10,708	5,712	16,351	15,080
Other (income) expense
Change in fair value of redeemable warrant liability	29,564	—	6,447	—
Change in fair value of alignment shares liability	72,418	—	9,367	—
Other (income) expense, net	(2,267)	1,087	(2,860)	838
Interest expense, net	5,657	5,223	15,768	13,962
Loss on extinguishment of debt	—	3,245	—	3,245
Total other expense	$105,372	$9,555	$28,722	$18,045
Loss before income tax expense	$(94,664)	$(3,843)	$(12,371)	$(2,965)
Income tax (expense) benefit	(1,964)	2,552	(2,548)	1,497
Net loss	$(96,628)	$(1,291)	$(14,919)	$(1,468)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	352	(236)	(2,473)	(186)
Net loss attributable to Altus Power, Inc.	$(96,980)	$(1,055)	$(12,446)	$(1,282)
Net loss per share attributable to common stockholders
Basic	$(0.63)	$(0.01)	$(0.08)	$(0.01)
Diluted	$(0.63)	$(0.01)	$(0.08)	$(0.01)
Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	154,455,228	88,741,089	153,482,503	88,741,089
Diluted	154,455,228	88,741,089	153,482,503	88,741,089

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of September 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$290,894	$325,983
Current portion of restricted cash	2,477	2,544
Accounts receivable, net	15,725	9,218
Other current assets	6,406	6,659
Total current assets	315,502	344,404
Restricted cash, noncurrent portion	4,018	1,794
Property, plant and equipment, net	788,132	745,711
Intangible assets, net	19,571	16,702
Other assets	3,107	4,638
Total assets	$1,130,330	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,382	$3,591
Interest payable	4,459	4,494
Current portion of long-term debt, net	17,321	21,143
Due to related parties	47	—
Other current liabilities	8,455	3,663
Total current liabilities	32,664	32,891
Redeemable warrant liability	12,715	49,933
Alignment shares liability	136,826	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	527,709	524,837
Intangible liabilities, net	12,532	13,758
Asset retirement obligations	7,933	7,628
Deferred tax liabilities, net	11,973	9,603
Other long-term liabilities	8,316	5,587
Total liabilities	$750,668	$771,711
Commitments and contingent liabilities (Note 10)
Redeemable noncontrolling interests	18,444	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of September 30, 2022, and December 31, 2021; 157,696,560 and 153,648,830 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	16	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2022, and December 31, 2021	—	—
Additional paid-in capital	455,869	406,259
Accumulated deficit	(113,802)	(101,356)
Total stockholders' equity	$342,083	$304,918
Noncontrolling interests	19,135	21,093
Total equity	$361,218	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,130,330	$1,113,249

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(14,919)	$(1,468)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	20,819	14,167
Unrealized gain on interest rate swaps	(2,387)	(356)
Deferred tax expense	2,370	(1,517)
Loss on extinguishment of debt	—	3,245
Amortization of debt discount and financing costs	2,151	2,165
Change in fair value of redeemable warrant liability	6,447	—
Change in fair value of alignment shares liability	9,367	—
Remeasurement of contingent consideration	(146)	(2,400)
Gain on disposal of property, plant and equipment	(2,222)	—
Stock-based compensation	6,670	111
Other	(171)	(232)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(6,405)	(2,384)
Other assets	2,927	(148)
Accounts payable	(1,209)	6,221
Interest payable	(2)	566
Other liabilities	1,549	278
Net cash provided by operating activities	24,839	18,248
Cash flows used for investing activities
Capital expenditures	(35,670)	(10,255)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(192,565)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(13,342)	(10,673)
Proceeds from disposal of property, plant and equipment	3,605	—
Other	496	—
Net cash used for investing activities	(44,911)	(213,493)

Cash flows used for financing activities
Proceeds from issuance of long-term debt	—	288,922
Repayment of long-term debt	(13,301)	(148,790)
Payment of debt issuance costs	(68)	(2,247)
Payment of debt extinguishment costs	—	(1,477)
Payment of dividends and commitment fees on Series A preferred stock	—	(17,748)
Payment of deferred transaction costs	—	(4,254)
Payment of contingent consideration	(72)	(129)
Payment of equity issuance costs	(744)	—
Proceeds from issuance of Series A preferred stock	—	82,000
Cash proceeds from public warrant exercise	19	—
Contributions from noncontrolling interests	3,220	2,708
Distributions to noncontrolling interests	(1,914)	(1,938)
Redemption of noncontrolling interests	—	(831)
Net cash used for financing activities	(12,860)	196,216
Net decrease in cash, cash equivalents, and restricted cash	(32,932)	971
Cash, cash equivalents, and restricted cash, beginning of period	330,321	38,206
Cash, cash equivalents, and restricted cash, end of period	$297,389	$39,177

	Nine Months Ended September 30,
	2022	2021
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$14,927	$11,404
Cash paid for taxes	99	99
Non-cash investing and financing activities
Asset retirement obligations	$276	$2,391
Debt assumed through acquisitions	11,948	—
Redeemable noncontrolling interest assumed through acquisitions	2,125	—
Acquisitions of property and equipment included in other current liabilities	4,004	622
Deferred transaction costs not yet paid	—	2,801
Accrued dividends and commitment fees on Series A preferred stock	—	13,584
Construction loan conversion	(4,186)	—
Term loan conversion	4,186	—
Conversion of alignment shares into common stock	15	—
Exchange of warrants into common stock	7,779	—
Warrants exercised on a cashless basis	35,858	—

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(96,628)	$(1,291)	$(14,919)	$(1,468)
Income tax expense (benefit)	1,964	(2,552)	2,548	(1,497)
Interest expense, net	5,657	5,223	15,768	13,962
Depreciation, amortization and accretion expense	7,134	5,309	20,819	14,167
Stock-based compensation	2,708	34	6,670	111
Acquisition and entity formation costs	237	954	583	1,186
Loss (gain) on fair value of contingent consideration, net	825	(350)	(146)	(2,400)
Gain on disposal of property, plant and equipment	(2,222)	—	(2,222)	—
Change in fair value of redeemable warrant liability	29,564	—	6,447	—
Change in fair value of alignment shares liability	72,418	—	9,367	—
Loss on extinguishment of debt	—	3,245	—	3,245
Other (income) expense, net	(2,267)	1,087	(2,860)	838
Adjusted EBITDA	$19,390	$11,659	$42,055	$28,144

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
			(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$19,390	$11,659	$42,055	$28,144
Operating revenues, net	30,438	20,138	74,399	50,222
Adjusted EBITDA margin	64%	58%	57%	56%